                                                                          DRAFT
                                                                         3/26/03

                        PIONEER FINANCIAL SERVICES, INC.

                         JUNIOR SUBORDINATED DEBENTURES

                                    INDENTURE

                       DATED AS OF ________________, 2003

                         U.S. BANK NATIONAL ASSOCIATION

                                       AS

                                     TRUSTEE

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE                                                     INDENTURE
  ACT SECTION                                                        SECTION
---------------------                                              ------------

310(a)(1)..........................................................   7.10
   (a)(2)..........................................................   7.10
   (a)(3)..........................................................   N.A.
   (a)(4)..........................................................   N.A.
   (b).............................................................   7.8; 7.10
   (c).............................................................   N.A.
311(a).............................................................   7.11
   (b).............................................................   7.11
   (c).............................................................   N.A.
312(a).............................................................   2.5
   (b).............................................................   11.3
   (c).............................................................   11.3
313(a).............................................................   7.6
   (b)(1)..........................................................   N.A.
   (b)(2)..........................................................   7.6
   (c).............................................................   11.2
   (d).............................................................   7.6
314(a).............................................................   4.2; 11.2
   (b).............................................................   N.A.
   (c)(1)..........................................................   11.4
   (c)(2)..........................................................   11.4
   (c)(3)..........................................................   N.A.
   (d).............................................................   N.A.
   (e).............................................................   11.5
   (f).............................................................   4.3
315(a).............................................................   7.1(b)
   (b).............................................................   7.5; 11.2
   (c).............................................................   7.1(a)
   (d).............................................................   7.1(c)
   (e).............................................................   6.10
316(a)(last sentence)..............................................   2.8
   (a)(1)(A).......................................................   6.5
   (a)(1)(B).......................................................   6.4
   (a)(2)..........................................................   N.A.
   (b).............................................................   6.6
   (c).............................................................   9.4
317(a)(1)..........................................................   6.7
   (a)(2)..........................................................   6.8
   (b).............................................................   2.4
318(a).............................................................   11.1
N.A. MEANS NOT APPLICABLE.

                  * This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

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                                    INDENTURE

         INDENTURE dated as of _____________, 2003, between Pioneer Financial
Services, Inc., a Missouri corporation, and U.S. Bank National Association, a national banking association organized and existing under the laws of the United
States of America.

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Debentures:

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.   DEFINITIONS.

         "BANKRUPTCY LAW" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of the Board of Directors of the Company.

         "BUSINESS DAY" means any day that is not a legal holiday in the city of
Kansas City, Missouri or the state of Missouri.

         "COMPANY" means Pioneer Financial Services, Inc. and its successors.

         "DATE OF ISSUE" of a Debenture means the date the Company receives proper documentation, including an executed subscription agreement, and the funds for the purchase of the Debenture if such documentation and funds are received prior to 3:00 p.m. on a Business Day or the next Business Day if the
Company receives such funds on a non-Business Day or after 3:00 p.m. on a
Business Day.

         "DEBENTURES" means the Junior Subordinated Debentures of the Company described herein and issued under this Indenture.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "HOLDER" means a person in whose name a Debenture is registered.

         "INDEBTEDNESS" means any indebtedness in respect of borrowed money evidenced by bonds, notes, debentures or similar instruments or letters of credit.

         "INDENTURE" means this Indenture as amended or supplemented from time to time.

         "MATURITY DATE" means, with respect to any Debenture, the date upon which the principal of such Debenture becomes due and payable.

         "OFFICER" means the President, any Vice President, the Treasurer, the
Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

         "OFFICERS' CERTIFICATE" means a certificate signed by an Officer of the
Company.

         "OPINION OF COUNSEL" means a written opinion from a law firm acceptable in the reasonable opinion of the Company and the Trustee.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, or any government or agency or political subdivision thereof.

         "SEC" means the United States Securities and Exchange Commission.

         "SENIOR INDEBTEDNESS" means all outstanding Indebtedness (present or future) created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof), which is (a) not expressly subordinate or junior to any other Indebtedness of the Company; (b) which is expressly subordinate and junior to the Indebtedness described in clause (a) but not to any other Indebtedness of the Company and (c) which is expressly subordinate and junior to the Indebtedness described in clauses (a) and (b) but not to any other Indebtedness of the Company. Senior Indebtedness includes, but is not limited to, (x) the guarantee by the Company of any Indebtedness of any other person (including, without limitation, subordinated Indebtedness of another person), unless such Indebtedness is expressly subordinated to the
Debentures, (y) any Indebtedness of the Company to any of its subsidiaries, pursuant to that certain note dated as of [ ], and (z) the Indebtedness of the
Company under the Senior Lending Agreement. Notwithstanding anything herein to the contrary, Senior Indebtedness does not include junior subordinated debentures of the Company issued prior to November 1, 2002, in the aggregate outstanding principal amount of $_____ as of _________ 2002.

         "SENIOR LENDING AGREEMENT" means that certain Amended and Restated
Senior Lending Agreement, as amended, among the Company and the banks named therein, dated as of March 1, 1997.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code
77aaa-77bbbb), as amended.

         "TRUSTEE" means U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of
America, until a successor replaces it and thereafter means the successor.

         "TRUST OFFICER" means an officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or to whom a matter concerning the Indenture is referred.

Section 1.2.    OTHER DEFINITIONS.

                                                              Defined in
         Term                                                  Section
         ----                                                  -------

         "DEBT"...............................................    10.2
         "EXCHANGE ACT".......................................    4.2

         "EVENT OF DEFAULT"...................................    6.1
         "PAYING AGENT'.......................................    2.4
         "REGISTRAR" .........................................    2.4

Section 1.3.      INCORPORATION BY REFERENCE OF TIA.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture. The provisions of TIA Sections 310 through 317 that impose duties on any person
(including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are part of and govern this Indenture upon and so long as the Indenture and Debentures are subject to the TIA. If any provision of this Indenture limits, qualifies or conflicts with such duties, the imposed duties shall control. If a provision of the TIA requires or permits a provision of this Indenture and the TIA provision is amended, then the Indenture provision shall be automatically amended to like effect.

         The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Debentures; "INDENTURE SECURITY
         HOLDER" means a Holder; "INDENTURE TO BE QUALIFIED" means this
         Indenture;
         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and
         "OBLIGOR" on the Debentures means the Company.

                                    ARTICLE 2
                                 THE DEBENTURES

Section 2.1.      FORM; DATING.

         The Debentures must be substantially in the form of EXHIBIT A. Each
Debenture shall be dated the date of its execution and issuance.

Section 2.2.      AMOUNT; INTEREST; MATURITY AND RENEWAL; REDEMPTION.

               (a) Amount. The aggregate principal amount of Debentures
          outstanding at any time under this Indenture is limited to
          $25,000,000. The Debentures will be issued, without coupons, in denominations of $1,000 or any multiple thereof.

               (b) Term. Each Debenture will have a term of not less than twelve
          (12) months and not more than one hundred twenty (120) months as determined by the Holder and the Company at the time the Debenture is purchased. Each Debenture may be renewed as provided in this
          Indenture, but may not be extended or refunded.

               (c) Interest.

                    (i) Each Debenture in a principal amount of $100,000 or less will bear interest from its Date of Issue at the rate of interest for Debentures of like term and principal amount then in effect and set forth in the prospectus supplement most recently filed by the Company with the SEC, or if the Company does not

               have an effective registration statement on file with the SEC, as published by the Company. Each Debenture in a principal amount in excess of $100,000 will bear interest from its Date of Issue at the rate of interest agreed upon by the Company and the Holder prior to the issuance of such Debenture. The interest rate will be fixed for the term of the Debenture upon issuance. Interest payable for any month or portion of a month will be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. Subject to the provisions of Section
               2.2(c)(ii), at the option of the Holder, interest will either compound annually and be due and payable on the Maturity Date or will be due and payable annually on the anniversary of the Date of Issue. Interest on the compounded interest will be paid at the same rate as paid on the underlying principal of the Debenture.
               Notwithstanding the foregoing, the Company may elect in its sole and absolute discretion to make any interest payment prior to the date it becomes due and payable without penalty or premium of any kind.

                    (ii) Holders of Debentures in a principal amount in excess of $10,000 may elect to receive monthly payments of interest in an amount equal to one-twelfth (1/12) of the annual interest payment. If a Holder makes such an election, the interest rate on the Debenture will be reduced by .5% to compensate the Company for the administrative expenses associated with delivering monthly interest payments. If a Holder of a Debenture in a principal amount in excess of $10,000 elects to receive monthly interest payments, those interest payments will be due and payable on the last day of each month; provided, however, if a
               Holder purchases a Debenture in a principal amount in excess of
               $10,000, on or after the twenty-fifth (25th) day of any month, the first interest payment due thereon will not be due and payable until the last day of the next succeeding month. Separate purchases of Debentures may not be aggregated for the purposes of determining whether a Holder may elect to receive monthly
               interest payments. Notwithstanding the foregoing, the Company may elect in its sole and absolute discretion to make any interest payment prior to the date it becomes due and payable without penalty or premium of any kind.

          (d) Renewal.

                    (i) The Company may send each Holder a written notice and a copy of the current prospectus for the Debentures at least twenty
               (20) days prior to the Maturity Date of the Debenture. The notice will remind the Holder of the pending maturity of the Debenture and that the automatic renewal provision described in the next paragraph will take effect unless the Holder requests payment in writing within the period commencing on the Maturity Date and ending twenty (20) days thereafter. The notice will also state that payment of principal of a Debenture will be made upon surrender of the Debenture to the Paying Agent and specify the place where the Debenture may be surrendered for payment. The notice will also state the new rate at which the Debenture will accrue interest if it is allowed to renew and shall indicate that
               Debentures surrendered for payment will not accrue interest after the Maturity Date. If a Holder requests repayment within twenty
               (20) days after the Maturity Date, the

               Company will pay the outstanding principal of the Debenture and all accrued and unpaid interest through the Maturity Date. The
               Company is not required to renew a Debenture upon maturity.

                    (ii) If a renewal notice has been sent and within twenty
               (20) days after the Maturity Date a Holder has not requested in writing repayment of the Debenture, the term of such Debenture will be renewed automatically for a term equal to the original term of the Debenture measured from the Maturity Date of the original Debenture. A Debenture will continue to renew as
               described herein absent some permitted action by either the
               Holder or the Company. Interest will continue to accrue from the first day of such renewal term. The Debenture, as renewed, will continue in all its provisions, including provisions relating to the payment or accrual of interest, except the interest rate payable during the renewal term will be the interest rate which is then being offered by the Company on Debentures with a like term and principal amount as the renewed Debenture as of the renewal date, and the principal amount of the renewed Debenture will be equal to the principal amount of the Debenture on the most recent Maturity Date plus all accrued and unpaid interest.
               If similar Debentures are not then being issued, the interest rate upon renewal will be the rate specified by the Company in the renewal notice, or the Debenture's current rate if no such rate is specified.

          (e) Rank. The Debentures are equal in rank, priority and right of payment with all of the Company's junior subordinated debentures issued prior to November 1, 2002 and are subordinated and junior in rank, priority and right of payment to all Senior Indebtedness of the Company as provided in Article 10.

          (f) Incorporation; Conflict. The terms and provisions contained in the
     Debenture are hereby expressly incorporated by reference into this
     Indenture. In case of a conflict, the provisions of this Indenture will control.

          (g) Payment Date. In the event that any date on which principal of or interest on a Debenture is payable is not a Business Day, then such payment will be made on the next succeeding day which is a Business Day, without any interest or other payment in respect of such delay, with the same effect as if made on the date the payment was originally payable.

Section 2.3.      EXECUTION.

         One authorized Officer will sign the Debentures for the Company by manual or facsimile signature. If an Officer whose signature appears on a
Debenture no longer holds that office or position at the time the Debenture is issued, the Debenture will nevertheless be valid. Authentication of a Debenture by the Trustee is not required.

Section 2.4.      REGISTRAR AND PAYING AGENT.

         The Company must maintain (a) an office or agency where Debentures may be presented for registration of transfer and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served
("REGISTRAR") and (b) an office or agency

where Debentures may be presented for payment ("PAYING AGENT"). The Company or any of its subsidiaries or the Trustee may act as Paying Agent or Registrar. The
Company initially appoints itself as Paying Agent and Registrar. The Registrar will keep a register of the Debentures and of their transfer. The Company may appoint one or more additional Registrars or Paying Agents. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company must notify the Trustee of the name and address of each Paying Agent or
Registrar. Each Paying Agent must hold in trust for the benefit of the Holders or the Trustee all sums held by the Paying Agent for the payment of principal and interest on the Debentures and must notify the Trustee of any failure by the
Company in making any such payment. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Debenture is registered as the owner of the Debenture for the purpose of receiving payment as herein provided and for all other purposes, and neither the Company, the Trustee nor any such agent will be affected by notice to the contrary.

Section 2.5.      DEBENTURE HOLDER LISTS.

         The Trustee will preserve the most recent list available to it of the names and addresses of Holders. The Registrar will furnish this list to the
Company, the Paying Agent and the Trustee no less often than every six (6)
months and will furnish an updated list of the names and addresses of Holders at such other times as the Company, the Paying Agent or the Trustee may request in writing.

Section 2.6.      TRANSFER.

         A Debenture is transferable only on the Debenture register maintained by the Registrar, upon (a) surrender of the Debenture for transfer at the office of the Registrar, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the Company and the Registrar, duly executed by the registered holder of the Debenture or his attorney, duly authorized in writing, a copy of which authorization must be delivered with any such instrument of transfer, and (b) payment of any applicable taxes or fees imposed by law. Upon receipt of the foregoing and the payment of any service fee charged by the Registrar or the Company, the Company, at the request of the Registrar, shall issue one or more new Debentures, of authorized denominations and for the same aggregate principal amount, to the designated transferee or transferees.
All Debentures issued upon any transfer will evidence the same indebtedness and will be entitled to the same benefits under this Indenture as the Debenture surrendered upon such transfer.

         The Registrar will not be required to transfer any Debenture during the period (a) beginning fifteen (15) days before either (i) the day of the mailing of a notice of redemption of that Debenture pursuant to Section 3.2 or (ii) the day of the mailing of a notice of the maturity of that Debenture, and (b) ending on (i) the date of redemption or (ii) the date which is twenty-one (21) days after the Maturity Date, as appropriate.

Section 2.7.      REPLACEMENT DEBENTURES.

         If the Holder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company will issue a replacement Debenture if its requirements are met.

A Holder will be required to agree to indemnify the Company, the Trustee and any
Paying Agent or Registrar from any loss they may suffer in connection with the replacement of a Debenture, and if required by the Trustee or the Company, the
Holder must post an indemnity bond in an amount sufficient, in the reasonable judgment of the Trustee or the Company, to protect the Company, the Trustee and any Paying Agent and Registrar from any loss they may suffer if a Debenture is replaced. The Trustee or the Company may charge the Holder a service fee for replacing a Debenture.

Section 2.8.      TREASURY DEBENTURES.

         In determining whether the Holders of the required principal amount of the Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company or an affiliate will be disregarded, except that for the purposes of determining whether the Trustee may rely on any such direction, waiver or consent, only Debentures that the Trustee knows are so owned will be disregarded.

Section 2.9.      CANCELLATION.

         The Registrar and Paying Agent are required to forward to the Company any Debentures surrendered to them for transfer or payment. The Company will cancel all Debentures surrendered for transfer, payment, replacement or cancellation and will notify the Trustee of any transfer.

                                   ARTICLE 3
                                   REDEMPTION

Section 3.1.      NOTICE TO TRUSTEE, SELECTION OF DEBENTURES.

         If the Company determines to redeem the Debentures in whole or in part, it must notify the Trustee by delivery to the Trustee of an Officers'
Certificate specifying the redemption date and the principal amount of
Debentures to be redeemed. If fewer than all outstanding Debentures are to be redeemed, the Company will select and identify the Debentures to be redeemed in its sole and absolute discretion and will so inform the Trustee by Officers'
Certificate. The redemption price for each Debenture selected for redemption will be equal to 100% of the principal amount of the Debenture plus accrued interest on a daily basis up to, but not including, the redemption date. In the event of the redemption of a Debenture in part, such redemption must be in denominations of $1,000 or any integral multiple thereof.

Section 3.2.      NOTICE OF REDEMPTION.

         At least thirty (30) days but not more than sixty (60) days before a redemption date, the Company must send a notice of redemption to each Holder whose Debentures are to be redeemed.

         The notice must identify the Debentures (or portion thereof) to be redeemed and state:

          (a) the redemption date;

          (b) the redemption price;

          (c) the name and address of the Paying Agent;

          (d) that Debentures called for redemption must be surrendered to the
     Paying Agent to collect the redemption price; and

          (e) that interest on Debentures called for redemption will cease to accrue on and after the redemption date.

Section 3.3.      EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed, Debentures called for redemption become due and payable on the redemption date at the redemption price, and all interest on the Debentures called for redemption will cease to accrue on and after the redemption date unless the Company defaults in payment of the amount due upon redemption.

Section 3.4.      DEPOSIT OF REDEMPTION PRICE.

         If the Company is not acting as Paying Agent, on the business day before the redemption date, the Company will deposit with the Paying Agent (or shall hold in separate trust if the Company serves as the Paying Agent) money sufficient to pay the redemption price of all Debentures to be redeemed.

Section 3.5.      DEBENTURES REDEEMED IN PART.

         Upon surrender of a Debenture that is redeemed in part, the Company will issue the Holder a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered and bearing interest at the same rate as the original Debenture.

                                    ARTICLE 4
                                    COVENANTS

Section 4.1.      PAYMENT OF DEBENTURES.

         The Company will pay the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures and this Indenture at the office or agency maintained for such purpose. Principal and interest will be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due. If any payment is due on any day which is not a Business Day, payment may be made on the next succeeding Business Day, and no interest will accrue for the intervening period. Notwithstanding the foregoing, the Company may, in its sole and absolute discretion, make payments of principal or interest by mailing a check to the Holder at the address appearing upon the register of the Debentures maintained by the Registrar at the close of business ten (10) days prior to such payment date. The Company may charge a service fee to issue a replacement payment check.

Section 4.2.      SEC REPORTS.

         Within fifteen (15) days of filing with the SEC, the Company will file with the Trustee copies of the annual reports and quarterly reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the
Company may be required to file with the SEC pursuant to Section 13 or Section
15(d) of the Exchange Act. The Company also must comply with the other provisions of TIA Section 314(a). Notwithstanding anything contrary herein, the
Trustee has no duty to review such documents for purposes of determining compliance with any provisions of the Indenture. Delivery of copies of the materials described in this Section 4.2 to the Trustee is for information purposes only and does not constitute official notice the Trustee under this
Indenture.

Section 4.3.      COMPLIANCE CERTIFICATE; NOTICE OF CERTAIN EVENTS.

          (a) The Company will deliver to the Trustee, within one hundred twenty
     (120) days after the end of each fiscal year of the Company, an Officers'
     Certificate stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has observed, performed and fulfilled each covenant contained in this Indenture and is not in default in the performance of any of the terms hereof (or, if an Event of Default has occurred, describing all such Events of Default of which he or she may have knowledge) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Debentures are prohibited.

          (b) The Company will deliver to the Trustee and any Paying Agent prompt notice of:

               (i) Any Event of Default under this Indenture; and

               (ii) Any Default or notice of default related to any Senior
          Indebtedness.

Any such notice shall constitute official notice to the Trustee upon which the
Trustee may rely.

Section 4.4.      RESERVED.

Section 4.5.      MONEY FOR DEBENTURE PAYMENTS TO BE HELD IN TRUST.

         Whenever the Company does not serve as the Paying Agent, it will, on the business day prior to each date for the payment of the principal of or interest on the Debentures, deposit with the Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such payments; and, unless such Paying
Agent is the Trustee, the Company will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company does not serve as the Paying Agent, it will cause the Paying Agent to execute and deliver to the Trustee an instrument in which the Paying Agent will agree with the Trustee, subject to the provisions of this
Section, that the Paying Agent will:

               (a) hold all sums held by it for the payment of the principal of or interest on the Debentures in trust for the benefit of the persons entitled thereto until such sums are paid to such persons or otherwise disposed of as herein provided;

               (b) give the Trustee notice of any default by the Company in the making of any payment of principal or interest; and

               (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by the Paying Agent.

                                   ARTICLE 5
                                   SUCCESSORS

         The Company may not consolidate or merge with, or sell, assign, transfer, lease or otherwise dispose of all or substantially all of its assets to, any Person unless the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease or other disposition was made, assumes by supplemental indenture all the obligations of the Company under this Indenture and the Debentures then outstanding. Notwithstanding the foregoing, nothing contained herein shall be construed as prohibiting the Company or any of its subsidiaries from selling to or acquiring from third parties substantial blocks of notes receivable in the ordinary course of the business of the Company and its subsidiaries in a manner consistent with past practices.

         The Company must deliver to the Trustee prior to such proposed transaction an Officers' Certificate to the foregoing effect and an opinion of counsel stating that all conditions precedent to the proposed transaction have been met and such supplemental indenture comply with this Indenture.

         The surviving Person will be the successor to the Company and will be obligated to pay the principal of and interest on the Debentures, but the
Company in the case of a sale, assignment, lease or other disposition will not be released from its obligation to pay the principal of and interest on the
Debentures.

                                   ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.1.      EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" occurs if:

               (a) the Company fails to pay any installment of interest on a
          Debenture when the same becomes due and payable and the failure to pay continues for a period of ten (10) days after receipt of written notice from the Holder or the Trustee;

                                       10

               (b) the Company fails to pay the principal of any Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, and the failure to pay continues for a period of ten (10)
          days after receipt of written notice from the Holder or the Trustee;

               (c) the Company pursuant to or within the meaning of Bankruptcy
          Law:

                    (i) commences a voluntary proceeding;

                    (ii) a petition is filed against the Company in an
               involuntary proceeding;

                    (iii) consents to the entry of an order for relief against it in an involuntary proceeding;

                    (iv) consents to the appointment of a receiver, trustee,
               liquidator or custodian of it or for all or substantially all of its property;

                    (v) makes a general assignment for the benefit of its
               creditors;

                    (vi) admits in writing its inability to pay its debts as the same become due; or

               (d) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Debentures or this Indenture and such failure is not cured or waived within sixty (60) days after receipt by the Company of a written notice from the Trustee or the
          Holders of at least a majority in principal amount of the then outstanding Debentures. The notice must specify the Event of Default and demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.2.      ACCELERATION.

         If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least a majority in principal amount of the then outstanding Debentures by notice to the Company and the Trustee, may declare the principal of and accrued interest on all outstanding Debentures to be due and payable. Subject to Section 10.4, upon receipt of such declaration, the principal and interest owing on the then outstanding Debentures will be due and payable immediately. The Trustee or the Holders of a majority in principal amount of the then outstanding Debentures, by notice to the Company, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration.

Section 6.3.      OTHER REMEDIES.

         Subject to the provisions of Article 10, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on

                                       11

the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of the Event of Default. All remedies available to the Trustee and the
Holders are cumulative to the extent permitted by law.

Section 6.4.      WAIVERS AND CONSENTS.

         The Trustee, by notice to the Company, may waive an existing Event of
Default and its consequences or compliance with any provision of this Indenture or the Debentures on behalf of all Holders, except an Event of Default in the payment of the principal of or interest on the Debentures so long as the Trustee in good faith determines that such a waiver or consent is in the interests of the Holders of the Debentures. The Holders of a majority in principal amount of the then outstanding Debentures, by notice to the Company and the Trustee, may waive an existing Event of Default and its consequences or compliance with any provision of this Indenture or the Debentures on behalf of all Holders, except for (a) an Event of Default in the payment of principal or of interest on the
Debentures or (b) an Event of Default with respect to a provision which under
Section 9.2 cannot be amended or modified without the consent of each affected
Holder. Upon receipt by the Company of any such notice of waiver, such Event of
Default will be deemed to have been cured or such provision will be deemed complied with; but no such waiver will extend to any subsequent event or other
Event of Default or impair any subsequent right. Any waiver or consent will be binding upon all Holders, all future Holders of the Debentures and all Holders of any Debentures issued upon transfer or in exchange for any Debentures, whether or not a notation of such consent or waiver is made upon any Debenture.

Section 6.5.      CONTROL BY MAJORITY.

         The Holders of a majority in principal amount of the then outstanding
Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, provided that indemnification for the
Trustee's fees and expenses, in a form reasonably satisfactory to the Trustee, have been provided. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Holders of the Debentures or that the Trustee in good faith determines would subject the Trustee to liability for which it has not been adequately indemnified.

Section 6.6.      RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any
Holder of a Debenture to receive payment of principal and interest on the
Debenture, on or after the respective due dates expressed in the Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of the
Holder.
                                       12

Section 6.7.      COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.1(a) or Section 6.1(b)
occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Debentures with respect to which the Event of Default occurred and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.8.      TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee
(including any claim for the reasonable compensation and expenses of the
Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or its property and is entitled and empowered to collect and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation and expenses of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 of this Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 of this Indenture is denied for any reason, payment of the same will be secured by a lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or otherwise. Nothing contained in this Indenture will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.9.      PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it will
(subject to the provisions of Article 10 hereof), pay out the money in the following order:

               (a) First: to the Trustee in an amount sufficient to cover its costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel and all other amounts due under Section 7.7;

               (b) Second: to holders of Senior Indebtedness to the extent required by Article 10;

               (c) Third: to Holders for amounts due and unpaid on the
          Debentures for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the
          Debentures for principal and interest, respectively; and

                                       13

               (d) Fourth: to the Company or to such party as a court of
          competent jurisdiction may direct.

The Trustee may fix a record date and a payment date for any payment to the
Holders.

Section 6.10.     UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this
Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by Holders of more than 10% in principal amount of the then outstanding
Debentures, or a suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Debenture on or after the due dates expressed in the Debenture.

                                    ARTICLE 7
                                     TRUSTEE

Section 7.1.      DUTIES OF TRUSTEE.

               (a) If an Event of Default has occurred and is continuing, the
          Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

               (b) Except during the continuance of an Event of Default:

                    (i) The Trustee need perform only those duties that are
               specifically set forth in this Indenture and no others. No implied covenants or obligations may be read into this Indenture against the Trustee.

                    (ii) In the absence of bad faith on its part, the Trustee
               may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon resolutions, statements, reports, documents, certificates or opinions
               furnished to the Trustee and conforming to the requirements of the Indenture. However, the Trustee must examine such
               certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (i) This paragraph does not limit the effect of paragraph
               (b) of this Section.

                                       14

                    (ii) The Trustee may not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (iii) The Trustee may not be liable with respect to any
               action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

               (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

               (e) Subject to the requirements of Section 7.1(a), no provision of this Indenture may require the Trustee to expend or risk its own funds or incur any liability. Subject to Section 7.1(a), the Trustee may refuse to perform any duty or exercise any right or power at the request, order or direction of a Holder or Holders of Debentures unless it receives indemnity from such Holders satisfactory to it against any loss, liability or expense.

               (f) The Trustee is not liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
          Money held in trust by the Trustee need not be segregated from the other funds except to the extent required by law.

Section 7.2.      RIGHTS OF TRUSTEE.

               (a) The Trustee has no duty to inquire as to the performance of the Company's covenants in Article 4. In addition, the Trustee may not be deemed to have knowledge of any Event of Default except an Event of
          Default of which the Trustee has received written notification or obtained actual knowledge.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee
          may not be liable for any action it takes or omits to take in good faith in reliance of the Officers' Certificate or Opinion of Counsel.
          The Trustee may also consult with its counsel on any matter relating to the Indenture or the Debentures and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the advice of its counsel.

               (c) The Trustee may act through agents and may not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee may not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred on it by this Indenture.

               (e) Except in connection with compliance with TIA Section 310 or
          311, the Trustee shall only be charged with knowledge of information that it has received in writing from the Company.

                                       15

Section 7.3.      INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or an affiliate of the Company with the same rights it would have if it were not
Trustee. Any Paying Agent or Registrar may do the same with like rights.
However, the Trustee is subject to TIA Sections 310(b) and 311.

Section 7.4.      TRUSTEE'S DISCLAIMER.

         The Trustee is not responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures; it is not accountable for the Company's use of the proceeds from the sale of Debentures, and it is not responsible for any statement in any Debenture.

Section 7.5.      NOTICE OF DEFAULTS.

         If an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee must mail to Holders of the Debentures a notice of the
Event of Default within ninety (90) days after it occurs. Except in the case of an Event of Default in the payment of principal or interest on a Debenture, the
Trustee may withhold the notice if the Trustee in good faith determines that withholding the notice is in the interests of Holders of the Debentures.

Section 7.6.      REPORTS BY TRUSTEE TO HOLDERS.

         If required by TIA Section 313, the Trustee will provide to each Holder one or more reports satisfying the requirements of Section 313 of the TIA. If required, a copy of each report at the time of its mailing to Holders must be filed with the SEC.

Section 7.7.      COMPENSATION AND INDEMNITY.

         The Company will pay to the Trustee reasonable compensation for its services. The Trustee's compensation is not limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses may include the reasonable compensation and out-of-pocket expenses of the
Trustee's agents and counsel.

         The Company shall indemnify, defend and hold the Trustee and its directors, officers, employees and agents (collectively with the Trustee, the
"Indemnitees") harmless from and against every loss, liability or expense, including without limitation damages, fines, suits, actions, demands, penalties, costs, out-of-pocket or incidental expenses, legal fees and expenses, the allocated costs and expenses of in-house counsel and legal staff and the costs and expenses of defending or preparing to defend against any claim
(collectively, "Losses") that may be imposed on, incurred by, or asserted against, any Indemnitee for or in respect of the Trustee's (a) execution and delivery of this Indenture, (b) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Trustee is authorized to rely pursuant to the terms of this Indenture and (c) performance under this Indenture, except in the case of such performance only and with respect to any Indemnitee to the extent that the Loss resulted from such
Indemnitee's negligence or willful misconduct. The provisions of this

                                       16

Section shall survive the termination of this Indenture and the resignation or removal of the Trustee for any reason. The Trustee's claims under this Section shall have priority over all of the claims against the Company under this
Indenture.

         The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder, except to the extent the
Company is prejudiced thereby. The Company must defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel, and the
Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent may not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own gross negligence or willful misconduct.

         When the Trustee incurs expenses or renders services after an Event of
Default specified in Section 6.1(c) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any
Bankruptcy Law.

         The Trustee shall have a lien on all property it holds pursuant to this
Indenture for the payment of its fees and expenses hereunder.

Section 7.8.      REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor
Trustee becomes effective only upon the successor Trustee's acceptance of appointment.

         The Trustee may resign by notifying the Company in writing. The Trustee may be removed by the Holders of a majority in principal amount of the then outstanding Debentures by so notifying the Trustee and the Company in writing.
The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged bankrupt or insolvent or any order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a custodian, receiver or public officer takes charge of the
     Trustee or its property;

          (d) the Trustee becomes incapable of acting as Trustee under this
     Indenture; or

          (e) the Company so elects, provided a replacement Trustee is qualified pursuant to the terms of this Indenture.

If the Trustee resigns or is removed or if a vacancy exists in the office of the
Trustee for any reason, the Company must promptly appoint a successor Trustee.

                                       17

         If a successor Trustee does not take office within sixty (60) days after notice that the Trustee has resigned or has been removed, the retiring
Trustee, the Company or the Holders of at least 25% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         A successor Trustee must deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee must mail a notice of its succession to all Holders. The retiring Trustee must promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section
7.7.

Section 7.9.      SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10.     ELIGIBILITY; DISQUALIFICATION.

         This Indenture must always have a Trustee who satisfies the requirements of Section 310(a)(1) and (2) of the TIA. Any successor Trustee must always have a combined capital and surplus of at least $1,000,000 as set forth in its most recent published annual report of conditions. The Trustee is subject to Section 310(b) of the TIA.

Section 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship described in Section 311(b) of the TIA. A Trustee who has resigned or been removed will be subject to Section 311(a) of the TIA to the extent indicated therein.

                                   ARTICLE 8
                             DISCHARGE OF INDENTURE

Section 8.1.      TERMINATION OF COMPANY'S OBLIGATIONS.

         This Indenture will terminate and be of no further effect (except that the Company's obligations under Sections 7.7 and 8.2 will survive) when all outstanding Debentures theretofore issued have been called for redemption and adequate provision has been made for full payment of all principal and interest payments thereon.

Section 8.2.      REPAYMENT TO THE COMPANY.

         The Paying Agent must promptly pay to the Company upon written request any money, Debentures or other securities held by them at any time.

         The Paying Agent must pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two (2) years after the date

                                       18

upon which such payment became due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Paying Agent with respect to such money will cease.

                                    ARTICLE 9
                                   AMENDMENTS

Section 9.1.      WITHOUT CONSENT OF HOLDERS.

         The Company and the Trustee may amend this Indenture or the Debentures without the consent of any Holders:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to comply with Article 5;

          (c) to make any change that does not adversely affect the legal rights of any Holder; and

          (d) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA.

The Company shall give written notice to the Holders of the execution and substantive provisions of any amendments or supplements to the Indenture or the
Debentures.

Section 9.2.      WITH CONSENT OF HOLDERS.

         The Company and the Trustee may amend this Indenture or the Debentures with the written consent of the Holders of at least a majority in principal amount of the then outstanding Debentures. However, without the consent of each
Holder affected, an amendment or waiver under this Section may not:

          (a) reduce the principal amount of Debentures whose Holders must consent to an amendment or waiver;

          (b) reduce the rate of, or change the time for payment of, interest on any issued and outstanding Debenture;

          (c) reduce the principal of or change the Maturity Date of any
     Debenture;

          (d) make any Debenture payable in money other than U.S. dollars;

          (e) make any change in Section 6.4, 6.6 or Section 9.2;

          (f) make any change in Article 10 that adversely affects the rights of any Holder; or

                                       19

          (g) waive an Event of Default in the payment of principal of, or interest on, any Debenture.

The Company shall give written notice to the Holders of the execution and substantive provisions of any amendments or supplements to the Indenture or the
Debentures.

Section 9.3.      COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment or supplement to this Indenture or the Debentures will be set forth in a supplemental indenture that complies with the TIA as then in effect. The Trustee is entitled to require and the Company must provide to the
Trustee prior to the execution of a supplement or amendment to the Indenture or the Debentures an Opinion of Counsel to the effect that the Trustee's execution of any such amendment or supplemental Indenture is permitted under Article 9 of the Indenture.

Section 9.4.      RECORD DATE.

         The record date for determining which Holders must consent to an amendment or waiver will be the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or such other date as the Company designates.

Section 9.5.      TRUSTEE PROTECTED.

         The Trustee need not sign any supplemental indenture that adversely affects its rights.

Section 9.6.      SUBORDINATION PROVISIONS.

         Notwithstanding any provision of this Indenture or the Debentures to the contrary, the subordination provisions of Article 10 may not be amended without the consent of the requisite number of holders of Senior Indebtedness under the Senior Lending Agreement.

                                   ARTICLE 10
                                  SUBORDINATION

Section 10.1.     AGREEMENT TO SUBORDINATE.

         Each Holder by accepting a Debenture agrees that the indebtedness evidenced by the Debenture is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all
Senior Indebtedness whether outstanding on the date hereof or hereafter incurred, and that the subordination is for the benefit of the holders of Senior
Indebtedness.

Section 10.2.     LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                                       20

          (a) holders of Senior Indebtedness are entitled to receive payment in full of the principal and interest (including interest, attorneys fees and collection costs accruing after the commencement of any such proceeding) to the date of payment on the Senior Indebtedness before Holders are entitled to receive any payment of principal or interest on Debentures; and

          (b) until the Senior Indebtedness is paid in full, any distribution to which Holders would be entitled but for this Article must be made by the
     Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the
     Holders or by the Trustee under this Indenture if received by them, to holders of Senior Indebtedness as their interest may appear.

Section 10.3.     DEFAULT ON SENIOR INDEBTEDNESS.

         Upon a Performance Event (as defined in the Senior Lending Agreement), eighty percent (80%) of certain funds of the Company, as determined in accordance with the Senior Lending Agreement, will be paid to the lenders under the Senior Lending Agreement, and will not be available for payment of interest or principal on the Debentures until all amounts due and owing under the Senior
Lending Agreement are paid in full or such payment is duly provided for in cash or in a manner satisfactory to the lenders under the Senior Lending Agreement.

         Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all Senior Indebtedness must first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of Senior Indebtedness, before any payment is made by the Company on account of the principal or interest on the Debentures.

         The Company may not pay principal or interest on the Debentures and may not acquire Debentures for cash or property if a default on Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness to accelerate its maturity. The Company may resume payments on the Debentures and may acquire them when the default on Senior Indebtedness is cured or waived.

Section 10.4.     ACCELERATION OF DEBENTURES.

         If payment of the Debentures is accelerated because of an Event of
Default, the Company must promptly notify holders of Senior Indebtedness of the acceleration. The Company must pay Holders when ninety (90) days pass after the acceleration occurs if this Article permits the payment at that time.

Section 10.5.     WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that, notwithstanding the provisions of Section 10.3, the
Company makes a payment to any Holder on account of the principal or interest on the Debentures when a default on the Senior Indebtedness occurs and is continuing that permits the holders of Senior Indebtedness to accelerate its maturity, then, unless and until such default on Senior Indebtedness has been cured or waived or has ceased to exist, such payment will be held by such
Holder, in trust for the benefit of, and will be paid over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior

                                       21

Indebtedness held by them) or their representative, as their respective interests may appear, for application to the payment of all outstanding Senior
Indebtedness to the extent necessary to pay all outstanding Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

Section 10.6.     NOTICE BY COMPANY.

         The Company will promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of principal or interest on the Debentures to violate this Article, but failure to give such notice will not affect the subordination of the Debentures to the
Senior Indebtedness.

Section 10.7.     SUBROGATION.

         After all Senior Indebtedness is paid in full and until all principal and interest payments on the Debentures are paid in full, Holders of the outstanding Debentures will be subrogated (equally and ratably with all other
Indebtedness that ranks pari passu with the Debentures) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior
Indebtedness to the extent distributions otherwise payable to Holders have been applied to the payment of Senior Indebtedness.

Section 10.8.     RELATIVE RIGHTS.

         This Article defines the relative rights of Holders and holders of
Senior Indebtedness. Nothing in this indenture will:

          (a) impair, as between the Company and Holders, the obligation of the
     Company, which is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms;

          (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

          (c) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders.

Section 10.9.     SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

         No right of any holder of Senior Indebtedness to enforce the subordination of the Debentures may be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

         Without limiting the effect of the preceding paragraph, any holder of
Senior Indebtedness may at any time and from time to time without the consent of or notice to any Holder or to the Trustee, without impairing or releasing any of the rights of any holder of Senior Indebtedness under this Indenture, upon any terms or conditions and in whole or in part:

                                       22

          (a) change the manner of payment, or change or extend the time of payment of, renew or alter any Senior Indebtedness, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the provisions of this Article 10 will apply to the Senior Indebtedness as so changed, extended, renewed or altered;

          (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property at any time pledged or mortgaged to secure any Senior Indebtedness or any other liabilities incurred directly or indirectly in respect thereof or any offset thereagainst;

          (c) exercise or refrain from exercising any rights or remedies against the Company or others or otherwise act or refrain from acting or, for any reason, fail to file, record or otherwise perfect any security interest in or lien on any property of the Company or any other Person; and

          (d) settle or compromise any Senior Indebtedness or any security therefor, or any liability incurred directly or indirectly in respect thereof.

         All rights and interests under this Indenture of any holder of Senior
Indebtedness and all agreements and obligations of the Trustee, the Holders, and the Company under Article 6 and under this Article 10 will remain in full force and effect irrespective of (a) any lack of validity or enforceability of any agreement or instrument relating to any Senior Indebtedness or (b) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Trustee, any Holder, or the Company.

         Any holder of Senior Indebtedness is hereby authorized to demand specific performance of the provisions of this Article 10, whether or not the
Company has complied with any of the provisions of this Article 10 applicable to it, at any time when the Trustee or any Holder has failed to comply with any of these provisions. The Trustee and the Holders irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

Section 10.10.    DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of
Senior Indebtedness, the distribution may be made and the notice given to their representative or, in the case of the Senior Lending Agreement, the Agent Bank.

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders will be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending or upon any certificate of any representative of any holder of
Senior Indebtedness or of the liquidating trustee or agent or other Person making any distribution for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

                                       23

Section 10.11.    RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, neither the Trustee nor the Paying Agent will be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Paying Agent, or the taking of any action by the Trustee, and the Paying Agent may continue to make payments on the
Debentures unless it has received at its office at least two (2) Business Days prior to the date of such payment written notice of facts that would cause any payment with respect to the Debentures to violate this Article. The Trustee may conclusively rely on such notice. Only the Company or a holder of Senior
Indebtedness may give the notice. Nothing in this Article 10 applies to amounts due to, or impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof. This Section shall not apply if the Company or any affiliate of the Company is acting as Paying Agent.

Section 10.12.    AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder by his acceptance of a Debenture authorizes and directs the
Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Indebtedness and the Holders, the subordination provided in this Article 10, and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 10.13.    TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

         The trustee does not owe any fiduciary duty to the Holders of the
Senior Indebtedness and may not be liable to any such Holders if the Trustee, in good faith and pursuant to the instructions of the Company, pays over or distributes to Holders money or assets to which any Holders of Senior
Indebtedness are entitled by virtue of this Article 10 or otherwise.

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.1.     TIA CONTROLS.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision controls.

Section 11.2.     NOTICES.

         Any notice to the Company or the Trustee must be in writing and will be deemed to have been duly given on the date of delivery, if personally delivered or the date of receipt indicated on the return receipt, if delivered or mailed by registered or certified mail, postage prepaid and return receipt requested to the party's address set forth below:

         If to the Company, to:

                  4700 Belleview, Suite 300
                  Kansas City, Missouri  64112-1359
                  Attention:  Chief Financial Officer

                                       24

         If to the Trustee, to:

                  U.S. Bank National Association
                  180 East Fifth Street
                  St. Paul, Minnesota  55101
                  Attention:  Corporate Trust Department

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice to a Holder must be mailed by first-class mail to the address shown on the register kept by the Registrar or such other name and address as provided to the Trustee pursuant to Sections 313(c)(2) and (3) of the
TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. If a notice is mailed to a Holder in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice to Holders, it will also mail a copy to the Trustee and each Paying Agent and Registrar at the same time.

Section 11.3.     COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the
Debentures. The Trustee is subject to Section 312(b) of the TIA. The Company, the Trustee, the Registrar and anyone else will have the protection of Section
312(c) of the TIA.

Section 11.4.     CERTIFICATE AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company must furnish to the Trustee:

          (a) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, required by this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.5.     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                                       25

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.6.     RULES BY TRUSTEE.

         The Trustee may make reasonable rules for action by or a meeting of
Holders.

Section 11.7.     NO RECOURSE AGAINST OTHERS.

         No director, officer, employee, agent, manager or stockholder of the
Company as such, will have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of or by reason of such obligations.

Section 11.8.     COUNTERPART  ORIGINALS.  The  parties may sign any number of copies of this  Indenture.  Each signed copy is deemed to be an original, but all of them together represent the same agreement.

Section 11.9.     GOVERNING LAW.

         The internal laws of the state of Missouri govern this Indenture and the Debentures.

Section 11.10.    SUCCESSORS.

         All agreements of the Company in this Indenture and the Debentures are binding upon its successor. All agreements of the Trustee in this Indenture are binding upon its successor.

Section 11.11.    SEVERABILITY.

         In case any provision in this Indenture or the Debentures is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected thereby.

Section 11.12.    TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the
Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and in no way modify or restrict any of the terms or provisions thereof.

                                       26

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, as of the day and year first written above.

Dated:  as of ______________, 2003        PIONEER FINANCIAL SERVICES, INC.

                                          By:
                                             -----------------------------------
                                          Its:
                                              ----------------------------------

Dated:  as of ______________, 2003        U.S. BANK NATIONAL ASSOCIATION, as Trustee

                                          By:
                                             -----------------------------------
                                          Its:
                                              ----------------------------------

                                       27

                                    EXHIBIT A
                      FORM OF JUNIOR SUBORDINATED DEBENTURE

              Incorporated under the laws of the State of Missouri
                        PIONEER FINANCIAL SERVICES, INC.
                          Junior Subordinated Debenture

Amount $____________________                                          No._______

Registered Owner:
                 ---------------------------------------------------------------
         For value received, Pioneer Financial Services, Inc. (the "Company")
promises to pay to the Registered Owner or registered assigns the principal amount of ____________ thousand dollars ($__________) on or prior to the
Maturity Date, and to pay interest thereon at the rate of ___% per annum from the Issue Date hereof, or from the most recent date to which interest has been paid, all as follows:

Issue    Principal          Maturity   Interest   Interest    Interest
Date      Amount     Term     Date       Rate        Due      Payment
----      ------     ----     ----       ----        ---      -------

The Debentures are issuable only as registered Debentures without coupons in denominations of one thousand dollars ($1,000.00) or any multiple thereof. The holder of this Debenture may elect either: (i) to have interest on the Principal
Amount compound on each anniversary of the Issue Date until paid in full on the
Maturity Date; (ii) to receive the Interest Payment in cash annually on the anniversary of the Issue Date; or (iii) if the original Principal Amount of this
Debenture exceeds ten thousand dollars ($10,000.00), in return for one-half of one percent (.5%) reduction in the Interest Rate, to receive one-twelfth (1/12)
of the Interest Payment in cash monthly. Interest payable for any month or portion of a month will be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.

         Annual Interest Payments will be made no later than the anniversary of the Issue Date. Each monthly Interest Payment installment or portion thereof, will be made no later than the last day of each month. Notwithstanding the foregoing, the Company may elect in its sole and absolute discretion to make any interest payment prior to the date it becomes due without penalty or premium of any kind. If the term of this Debenture is not automatically renewed as provided below, payment of the Principal Amount and any earned but unpaid interest will be made no later than the Maturity Date. At the election of the Company, such payments may be deposited in the United States mail, postage prepaid, addressed to the holder of this Debenture at the address appearing upon the Debenture register maintained by the Registrar at the close of business ten
(10) days prior to such payment date. Payment of the principal of and interest on this Debenture will be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. In the event that any date on which principal of or interest on this Debenture is payable is a Saturday or
Sunday or day that is a legal holiday in the city of Kansas City, Missouri or the state of Missouri (a "Legal Holiday"), then such payment will be made on the next succeeding day which is not a Legal Holiday, without any interest or other payment in respect of such delay, with the same effect as if made on the date the payment was originally payable.

          This Debenture will automatically renew for additional terms, each equal in length to the original term, unless the registered holder has requested payment in writing on or prior to the twentieth (20th) day after a Maturity Date or unless the Company determines not to renew this Debenture. Interest for the term of each renewal will accrue at the rate offered at the time of renewal by the Company on newly issued Debentures of like denomination and maturity. This
Debenture may not be extended or refunded.

          All or any portion of this Debenture is subject to redemption at any time, upon notice as provided in the Indenture, at the election of the Company, at 100% of the principal amount so called for redemption, together with interest accrued to the date fixed for redemption, payable on the surrender of the
Debenture for redemption. Debentures, or portions thereof, for which redemption and payment provision is made in accordance with the Indenture will cease to bear interest from and after the date fixed for redemption. If this Debenture is redeemed in part only, a new Debenture for the portion not redeemed will be issued in the name of the holder on the cancellation of this Debenture.

          This Debenture is one of a duly authorized issue of Junior
Subordinated Debentures of the Company (the "Debentures") issued under and subject in all respects to the terms of an Indenture dated as of _____________,
2003 (the "Indenture"), between the Company and _____________, as Trustee
(the "Trustee").  Reference is hereby made to

                                       2

the Indenture and all supplemental indentures for a statement of the respective rights of the Company, the Trustee, the agents of the Company and the Trustee and the holders of the Debentures. All capitalized terms used, but not defined, in this Debenture have the meanings assigned to them in the Indenture. No reference herein to the Indenture and no provision of this Debenture or of the
Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture in the manner herein prescribed.

          As provided in the Indenture, this Debenture is transferable only on the Debenture register maintained by the Registrar, upon surrender of this
Debenture for transfer at the office of the Registrar, duly endorsed by, or accompanied by a written instrument of transfer in a form satisfactory to the
Company and the Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, a copy of which authorization must be delivered with any such instrument of transfer, and thereupon one or more new
Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. A service fee may be charged to replace a lost or stolen Debenture, to transfer this
Debenture or to issue a replacement payment check. The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this
Debenture is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, and neither the Company, the
Trustee nor any such agent shall be affected by notice to the contrary.

          The Company currently serves as Registrar and Paying Agent for the
Debentures.

          If this Debenture is issued in the names of holders as joint tenants, the Registrar may transfer or re-register the ownership of this Debenture upon the signature of one such joint tenants, and the Company, the Registrar, the
Trustee and any agent of the Company, Registrar or the Trustee shall not be liable to the other joint tenants for any change of registration or other transfer effected upon the signature of one of such joint tenants.

          Each holder of this Debenture agrees that the indebtedness evidenced by this Debenture is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior
Indebtedness, whether outstanding on the date hereof or hereafter incurred. The
Indenture generally defines Senior Indebtedness as all outstanding Indebtedness for borrowed money (present or future) created, incurred, assumed or guaranteed

                                       3

by the Company (and all renewals, extensions or refundings thereof), which is
(i) not expressly subordinate or junior to any other Indebtedness of the
Company; (ii) which is expressly subordinate and junior to the Indebtedness described in clause (i) but not to any other Indebtedness of the Company and
(iii) which is expressly subordinate and junior to the Indebtedness described in clauses (i) and (ii) but not to any other Indebtedness of the Company.

          If an Event of Default, as defined in the Indenture, occurs and is continuing, the principal of and accrued interest on all Debentures may be declared due and payable in the manner and with the effect provided in the
Indenture. The Indenture generally provides that an Event of Default occurs if:
(i) the Company fails to pay any installment of interest on a Debenture when the same becomes due and payable and the failure to pay continues for a period of ten (10) days after receipt of written notice from the holder of the Debenture or the Trustee; (ii) the Company fails to pay the principal of any Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, and the failure to pay continues for a period of ten (10) days after receipt of written notice from the holder of the Debenture or the Trustee; (iii) the
Company becomes subject to certain events of bankruptcy or insolvency; or (iv)
the Company fails to comply with any of its other agreements in, or the provisions of, the Debenture or the Indenture and such failure is not cured or waived within sixty (60) days after receipt by the Company of a specific written notice from the Trustee or the holders of at least a majority in principal amount of the then outstanding Debentures.

          As permitted in the Indenture, the Indenture, other than subordination provisions, may be amended and the rights and obligations of the Company and the rights of the holders of the Debentures under the Indenture modified at any time by the Company with the consent of the Trustee and holders of a majority in principal amount of the then outstanding Debentures. The Company and the Trustee may not modify the Indenture without the consent of each holder affected if the modification (i) affects the terms of payment of, the principal of, or any interest on, any Debenture; (ii) changes the percentage of Debenture holders who consent to a waiver or modification as required; (iii) affects the subordination provisions of the Indenture in a manner that adversely affects the right of any holder; or (iv) waives any Event of Default in the payment of principal of, or interest on, any Debenture.

          As permitted by the Indenture, the Trustee and holders of a majority in principal amount of the then outstanding Debentures, on behalf of the holders of all Debentures, may waive

                                       4

compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences, except an Event of
Default in the payment of principal or of interest on the Debentures.

          References hereby made to the further provisions of this Debenture set forth on the reverse side hereof, which further provisions shall for all purposes have the effect as if set forth in this place.

          This Debenture, including the validity hereof, will be construed in accordance with and governed by the laws of the state of Missouri.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                  PIONEER FINANCIAL SERVICES, INC.
                                  Kansas City, Missouri

                                  By:
                                     -------------------------------------------
                                       (Authorized Officer)
Attest:

-------------------------

                                       5

This Debenture is transferable only on the books of and by any joint tenant presenting the original Debenture at the Office of:

                        Pioneer Financial Services, Inc.
                            4700 Belleview, Suite 300
                        Kansas City, Missouri 64112-1359

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -           as tenants in common         UNIF GIFT MIN ACT _____________Custodian_______________
TEN ENT -           as tenants by the                  (Cust)                                (Minor)
                    entireties
JT TEN -            as joint tenants with        Under Uniform Gifts to Minors Act of ____________________
                    right of survivorship and                                              (State)
                    not as tenants in common
TOD -               transfer on death
                    direction in event of
                    owner's death, to person
                    named on face subject to
                    TOD rules referenced

     Additional abbreviations may also be used though not in the above list.

CERTIFICATE TRANSFERS AND REDEMPTIONS

FOR VALUE RECEIVED the undersigned hereby:

  Sells, assigns and transfers unto ___________________________________________________________
                                    (Name and Address of Assignee, Including  Zip Code, Must Be
                                    Printed or Typewritten)

                                            ____________________________________
                                            the within Certificate, and all
                                            rights thereunder, hereby
                                            irrevocably constituting and
                                            appointing William D. Sullivan [or
                                            Donald D. Heriford] Attorney to
                                            transfer said Certificate on the
                                            books of the registrar, with full
                                            power of substitution in the
                                            premises.

                       ____________
                      [             ]       Please Insert Social Security
                       _____________        or Other
                                            Identifying Number of New Order

[ ] Permanently Changes the Name(s)   OLD NAME (Registration):__________________________________
    or Registration
                                      NEW NAME (Registration):__________________________________

[ ] Surrendering the Certificate      Please Send Check to:_________________________
    at Maturity for Payment                                _________________________

DATED:______________________________

                                       6

X__________________________________________ Subscribed and sworn to before me
           Registered Owner                      this _________ day of  _________________ 20____.

X__________________________________________ ____________________________________(SEAL)
           Registered Owner

X__________________________________________ Notary Public My Commission Expires__________________
           Registered Owner

NOTICE: The signature must correspond with the name as it appears upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.